Exhibit 10.1

PROMISSORY NOTE

$1,000,000	January 15, 2025

FOR VALUE RECEIVED, EzFill Holdings, Inc., a Delaware corporation having an address of 3411 Silverside Rd, Wilmington, DE 19810 the “Borrower”), hereby promises to pay to the order of, Alcourt LLC a Delaware Limited Liability Company with an address of 3500 South Dupont Highway, Dover, Delaware, 19901, corporation (the “Lender”), at Lender’s offices, or such other place as Lender shall designate in writing from time to time, the principal sum of $1,000,000.00 (the “Loan”), in US Dollars.

1. INTEREST RATE. The unpaid principal balance of this Promissory Note (the “Note”) from day to day outstanding shall bear a fixed rate of interest equal to 15% per annum.

2. ORIGINAL ISSUE DISCOUNT. The Parties agree that this note is being issued with an original issue discount of $50,000.

PAYMENT OF PRINCIPAL. Unless this Note is otherwise accelerated, or extended in accordance with the terms and conditions hereof, the entire outstanding principal balance of this Note plus any remaining accrued interest shall be due and payable in full on April 15, 2025 (the “Maturity Date”). If this Note is not repaid by the Maturity Date, for any reason whatsoever, the Borrower shall issue shares of Borrower’s Common Stock with a then current value of $500,000 to Lender (the “Extension Fee”). The shares will be valued based on the greater of: (i) the closing price of the company’s common stock on the Maturity Date; or (ii) $1.00 per share; if the Borrower’s Common Stock is trading below $1.00 per share, Lender can elect to receive the Extension Fee of $500,000 in cash. Upon payment of the Extension Fee, the Maturity Date shall be extended until July 15, 2025 (“Extended Maturity Date”). For the avoidance of doubt, Borrower shall be obligated to pay the Extension Fee if for any reason whatsoever the Principal Sum together with all amounts due to Lender is not paid in full by the Maturity Date. Additionally, if this Note is paid at any time after the initial Maturity Date, Borrower shall pay a $50,000 termination fee together with the repayment of the Principal, accured unpaid Interest, and any other charges due to the Lender. The Parties acknowledge that no shares of the Company shall be issued without the Company first receiving shareholder approval. The Company will begin the process of obtaining shareholder approval as soon as reasonably practicable after execution of this Note. Contemporaneously with the execution of this Note, Borrower shall obtain consent in the form annexed hereto as Exhibit A for the issuance of these shares. Said consent shall be irrevocable and be binding on the Borrower until such time as Borrower satisfies all obligations pursuant to this Note, and any other agreement with the Lender.

3. APPLICATION OF PAYMENTS. Except as otherwise specified herein, each payment or prepayment, if any, made under this Note shall be applied to pay late charges, principal, and any other fees, costs and expenses which Borrower is obligated to pay under this Note.

4. TENDER OF PAYMENT. Payment on this Note is payable on or before 5:00 p.m. on the due date thereof, and shall be credited on the date the funds become available, in Lender’s account, in lawful money of the United States.

5. REPRESENTATIONS AND WARRANTIES. Borrower represents and warrants to Lender as follows:

5.2. Execution of Loan Documents. This Note has been duly executed and delivered by Borrower. Execution, delivery and performance of this Note will not: (i) violate any contracts previously entered into by Borrower, provision of law, order of any court, agency or other instrumentality of government, or any provision of any indenture, agreement or other instrument to which he is a party or by which he is bound; (ii) result in the creation or imposition of any lien, charge or encumbrance of any nature; and (iii) require any authorization, consent, approval, license, exemption of, or filing or registration with, any court or governmental authority.

5.3. Obligations of Borrower. This Note is a legal, valid and binding obligation of Borrower, enforceable against him in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization or other laws or equitable principles relating to or affecting the enforcement of creditors’ rights generally.

5.4. Litigation. There is no action, suit or proceeding at law or in equity or by or before any governmental authority, agency or other instrumentality now pending or, to the knowledge of Borrower, threatened against or affecting Borrower or any of its properties or rights which, if adversely determined, would materially impair or affect: (i) Borrower’s right to carry on its business substantially as now conducted (and as now contemplated); (ii) its financial condition; or (iii) its capacity to consummate and perform its obligations under this Note.

5.5. No Defaults. Borrower is not in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained herein or in any material agreement or instrument to which he is a party or by which he is bound.

5.6. No Untrue Statements. No document, certificate or statement furnished to Lender by or on behalf of Borrower contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading. Borrower acknowledges that all such statements, representations and warranties shall be deemed to have been relied upon by Lender as an inducement to make the Loan to Borrower.

5.7. Documentary and Intangible Taxes. Borrower shall be liable for all documentary stamp and intangible taxes assessed at the closing of the Loan or from time to time during the life of the Loan.

6. DEFAULT. Events of Default. Each of the following shall constitute an event of default hereunder (an “Event of Default”): (a) the failure of Borrower to pay any amount of principal hereunder with three (3) business days from when it becomes due and payable; (b) Borrower becoming insolvent or declaring bankruptcy; (c) the discovery that any of the Borrower representations were untrue; or (d) the occurrence of any other default in any material term, covenant or condition hereunder, and the continuance of such breach for a period of ten (10) days after written notice thereof shall have been given to Borrower. Borrower shall promptly notify Lender of the occurrence of any default, Event of Default, adverse litigation or material adverse change in its financial condition.

7. REMEDIES. If an Event of Default exists, Lender may exercise any right, power or remedy permitted by law or as set forth herein, including, without limitation, the right to declare the entire unpaid principal amount hereof, to be, and such principal and other sums shall thereupon become, immediately due and payable.

8. MISCELLANEOUS.

8.2. Disclosure of Financial Information. Lender is hereby authorized to disclose any financial or other information about Borrower to any regulatory body or agency having jurisdiction over Lender and to any present, future or prospective participant or successor in interest in any loan or other financial accommodation made by Lender to Borrower, so long as there is a mandatory requirement to provide such disclosure. The information provided may include, without limitation, amounts, terms, balances, payment history, return item history and any financial or other information about Borrower.

8.3. Integration. This Note constitutes the sole agreement of the parties with respect to the transaction contemplated hereby and supersede all oral negotiations and prior writings with respect thereto.

8.4. Borrower’s Obligations Absolute. The obligations of Borrower under this Note shall be absolute and unconditional and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by, any circumstance or occurrence whatsoever, including, without limitation:

8.4.1. any renewal, extension, amendment or modification of, or addition or supplement to or deletion from, this Note, or any other instrument or agreement referred to therein, or any assignment or transfer of any thereof;

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8.4.2. any waiver, consent, extension, indulgence or other action or inaction under or in respect of any such agreement or instrument or this Note;

8.4.3. any furnishing of any additional security to the Borrower or its assignee or any acceptance thereof or any release of any security by the Lender or its assignee; or

8.4.4. any limitation on any party’s liability or obligations under any such instrument or agreement or any invalidity or unenforceability, in whole or in part, of any such instrument or agreement or any term thereof.

8.5. No Usurious Amounts. Notwithstanding anything herein to the contrary, it is the intent of the parties that Borrower shall not be obligated to pay interest hereunder at a rate which is in excess of the maximum rate permitted by Delaware Law (the “Maximum Rate”). If by the terms of this Note, Borrower is at any time required to pay interest at a rate in excess of the Maximum Rate, the rate of interest under this Note shall be deemed to be immediately reduced to the Maximum Rate and the portion of all prior interest payments in excess of the Maximum Rate shall be applied to and shall be deemed to have been payments in reduction of the outstanding principal balance, unless Borrower shall notify Lender, in writing, that Borrower elects to have such excess sum returned to it forthwith. Borrower agrees that in determining whether or not any interest payable under this Note exceeds the Maximum Rate, any non-principal payment, including, without limitation, late charges, shall be deemed to the extent permitted by law to be an expense, fee or premium rather than interest.

8.6. Partial Invalidity. The invalidity or unenforceability of any one or more provisions of this Note shall not render any other provision invalid or unenforceable. In lieu of any invalid or unenforceable provision, there shall be automatically added hereto a valid and enforceable provision as similar in terms to such invalid or unenforceable provision as may be possible.

8.7. Binding Effect. The covenants, conditions, waivers, releases and agreements contained in this Note shall bind, and the benefits thereof shall inure to, the parties hereto and their respective heirs, executors, administrators, successors and assigns; provided, however, that this Note cannot be assigned by Borrower without the prior written consent of Lender, and any such assignment or attempted assignment by Borrower shall be void and of no effect with respect to Lender.

8.8. Modifications. This Note may not be supplemented, extended, modified or terminated except by an agreement in writing signed by the party against whom enforcement of any such waiver, change, modification or discharge is sought.

8.9. Jurisdiction; etc. Borrower hereby consents that any action or proceeding against him be commenced and maintained in any court in Delaware and Borrower agrees that the Chancery Courts in State of Delaware shall have exclusive jurisdiction with respect to the subject matter hereof and the person of Borrower. Borrower agrees not to assert any defense to any action or proceeding initiated by Lender based upon improper venue or inconvenient forum.

8.10. Notices. All notices from the Borrower to Lender and Lender to Borrower required or permitted by an provision of this Note shall be in writing and sent by registered or certified mail or nationally recognized overnight delivery service and addressed to the address set forth above.

Notice given as hereinabove provided shall be deemed given on the date of its deposit in the United States Mail and, unless sooner actually received, shall be deemed received by the party to whom it is address on the third (3rd) calendar day following the date on which said notice is deposited in the mail, or if a courier system is used, on the date of delivery of the notice. The parties may add, deleted, or alter any address to which notice is to be provided by providing written notice of such change pursuant to the terms of this section.

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8.11. Governing Law. This Note shall be governed by and construed in accordance with the substantive laws of the State of Delaware without regard to conflict of laws principles. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the Court of Chancery of the State of Delaware or, to the extent such court does not have subject matter jurisdiction, the United States District Court for the District of Delaware or, to the extent that neither of the foregoing courts has jurisdiction, the Superior Court of the State of Delaware. The parties to this Agreement hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof (certified or registered mail, return receipt requested) to such party at the address in effect for notices to it under this agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

8.12. Waiver of Jury Trial. BORROWER AND LENDER AGREE THAT, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY SUIT, ACTION OR PROCEEDING, WHETHER CLAIM OR COUNTERCLAIM, BROUGHT BY LENDER OR BORROWER, ON OR WITH RESPECT TO THIS NOTE OR ANY OTHER LOAN DOCUMENT EXECUTED IN CONNECTION HEREWITH OR THE DEALINGS OF THE PARTIES WITH RESPECT HERETO OR THERETO, SHALL BE TRIED ONLY BY A COURT AND NOT BY A JURY. LENDER AND BORROWER EACH HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY AND INTELLIGENTLY AND WITH THE ADVICE OF THEIR RESPECTIVE COUNSEL, WAIVE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT TO A TRIAL BY JURY IN ANY SUCH SUIT, ACTION OR PROCEEDING. FURTHER, BORROWER WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER, IN ANY SUCH SUIT, ACTION OR PROCEEDING, ANY SPECIAL, EXEMPLARY, PUNITIVE, CONSEQUENTIAL OR OTHER DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. BORROWER ACKNOWLEDGES AND AGREES THAT THIS SECTION IS A SPECIFIC AND MATERIAL ASPECT OF THIS NOTE AND THAT LENDER WOULD NOT EXTEND CREDIT TO BORROWER IF THE WAIVERS SET FORTH IN THIS SECTION WERE NOT A PART OF THIS NOTE.

Borrower, intending to be legally bound, has duly executed and delivered this Note as of the day and year first above written.

BORROWER:
EZFILL HOLDINGS INC

By:	/s/ Yehuda Levy
Name:	Yehuda Levy
Title:	Interim CEO

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